Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FOURTH QUARTER AND FULL YEAR 2025
RUSTON, Louisiana (January 28, 2026) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $29.5 million, or $0.95 diluted earnings per share (“EPS”) for the quarter ended December 31, 2025, compared to net income of $8.6 million, or $0.27 diluted EPS, for the quarter ended September 30, 2025. Pre-tax, pre-provision (“PTPP”)(1) earnings were $40.6 million for the quarter ended December 31, 2025, compared to $47.8 million for the linked quarter.
Net income for the year ended December 31, 2025, was $75.2 million, or $2.40 diluted EPS, representing a decrease of $0.05, or 2.0%, from diluted EPS of $2.45 for the year ended December 31, 2024. PTPP(1) earnings for the year ended December 31, 2025, were $141.9 million, representing an increase of $37.2 million, or 35.5%, from the year ended December 31, 2024.
“This quarter we reported diluted earnings per share of $0.95 and net income of $29.5 million, which drives a return on average assets of 1.19% for the quarter, well above the targeted 1.0%-plus run rate that we outlined as our near term target last January,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “I am proud of our team and the results we delivered throughout the year. We have a tremendous amount of momentum as we remain focused on Optimize Origin and delivering long-term growth and value for our stakeholders.”
(1) PTPP earnings is a non-GAAP financial measure, please see the last few pages of this document for a reconciliation of this alternative financial measure to its most directly comparable GAAP measure.

Optimize Origin
•In January 2025, we announced our initiative to drive elite financial performance and enhance our award-winning culture.
•Built on three primary pillars:
◦Productivity, Delivery & Efficiency
◦Balance Sheet Optimization
◦Culture & Employee Engagement
•In 4Q25, we exceeded our original goal in delivering a 4Q25 ROAA run rate of 1.19%.
•Optimize Origin remains an important part of our corporate DNA as we continue towards our ultimate target of a top quartile ROAA. To this end, we have updated our near term ROAA run rate target to 1.15% or higher by 4Q26.

Financial Highlights
•Net income was $29.5 million for the quarter ended December 31, 2025, reflecting an increase of $20.9 million, or 242.3%, compared to the linked quarter.
•Net interest income was $86.7 million for the quarter ended December 31, 2025, reflecting an increase of $3.0 million, or 3.6%, compared to the linked quarter and is at its highest level ever recorded in our history.
•Annualized ROAA was 1.19% for the quarter ended December 31, 2025, reflecting an increase of 84 basis points, or 240.0%, compared to the quarter ended September 30, 2025. PTPP ROAA(1), annualized, was 1.64% for the quarter ended December 31, 2025, reflecting a decrease of 31 basis points, or 15.9%, compared to the quarter ended September 30, 2025.
•Our fully tax equivalent net interest margin (“NIM-FTE”) expanded eight basis points to 3.73% for the quarter ended December 31, 2025, compared to the quarter ended September 30, 2025, its highest level since the quarter ended December 31, 2022.
•Total loans held for investment (“LHFI”) were $7.67 billion at December 31, 2025, reflecting an increase of $133.8 million, or 1.8%, compared to September 30, 2025. LHFI, excluding mortgage warehouse lines of credit (“MW LOC”), were $7.14 billion at December 31, 2025, reflecting an increase of $78.0 million, or 1.1%, compared to September 30, 2025.
•Total deposits were $8.31 billion at December 31, 2025, reflecting a decrease of $24.6 million, or 0.3%, compared to September 30, 2025. We sold $215.0 million of interest-bearing deposits on December 31, 2025, which were immediately repurchased on January 2, 2026. Excluding the impact of this sale, total deposits would have been $8.52 billion at December 31, 2025, reflecting an increase of $190.4 million, or 2.3%, compared to September 30, 2025.
•During the quarter ended December 31, 2025, we repurchased 49,358 shares of our common stock at an average price of $38.77 per share, including commissions and applicable excise taxes. Year-to-date, we have repurchased 451,005 shares of our common stock at an average price of $35.05 per share.
•Book value per common share was $40.28 at December 31, 2025, reflecting an increase of $1.05, or 2.7%, compared to September 30, 2025, and $3.57, or 9.7%, compared to December 31, 2024. Tangible book value per common share(1) was $35.04 at December 31, 2025, reflecting increases of $1.09, or 3.2%, compared to September 30, 2025 and $3.66, or 11.7%, compared to December 31, 2024.
(1) Tangible book value per common share and PTPP ROAA are non-GAAP financial measures. See the reconciliation of each of these alternative financial measures to its most directly comparable GAAP measure beginning on page 19 of this document.
Results of Operations for the Quarter Ended December 31, 2025
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended December 31, 2025, was $86.7 million, an increase of $3.0 million, or 3.6%, compared to the quarter ended September 30, 2025. The total increase in net interest income was primarily driven by a $4.5 million decrease in interest expense, partially offset by a $1.5 million decrease in interest income.
The $4.5 million decrease in interest expense was mainly attributable to a $4.3 million reduction in interest expense on savings and interest-bearing transaction accounts, driven primarily by a $2.6 million decrease in money market deposit interest expense and a $1.4 million decrease in interest expense on interest-bearing demand accounts, mainly due to lower interest rates, when compared to the quarter ended September 30, 2025. The average rate on money market deposits declined 40 basis points to 3.10% for the three months ended December 31, 2025, from 3.50% for the three months ended September 30, 2025. The average rate on interest-bearing demand deposits decreased 26 basis points to 2.60% for the three months ended December 31, 2025, from 2.86% for the three months ended September 30, 2025. Included in interest expense was the accelerated recognition of $783,000 of the original issue discount amortization associated with the redemption of our subordinated debentures during the quarter ended December 31, 2025.
The $1.5 million decrease in interest income was primarily due to decreases of $797,000 and $776,000 in interest income on loans held for investment and interest-earning balances due from banks, respectively, compared to the three months ended September 30, 2025. The decrease in interest income on loans held for investment was mainly attributable to a $1.8 million decline in interest income on commercial and industrial loans mainly due to lower interest rates, partially offset by a $1.1 million increase in interest income from higher average balances in commercial real estate loans. The average rate on commercial and industrial loans held for investment declined 33 basis points to 6.89% for the three months ended December 31, 2025, from 7.22% for the three months ended September 30, 2025. The average commercial real estate loan balances increased $73.3 million during the three months ended December 31, 2025 compared to the three months ended September 30, 2025. The decrease in interest income on interest-earning balances due from banks was attributable to a combination of lower average balances and lower market interest rates during the current quarter, compared to the quarter ended September 30, 2025.

The Federal Reserve Board sets various benchmark rates, including the federal funds rate, and thereby influences the general market rates of interest, including loan and deposit rates offered by financial institutions. On October 29, 2025, and December 10, 2025, the Federal Reserve Board reduced the federal funds target rate range by 25 basis points each, to a range of 3.50% to 3.75%, decreasing the federal funds target range for the fifth and sixth times for a total of 175 basis points from its recent cycle high set in mid-2023.
Our NIM-FTE was 3.73% for the quarter ended December 31, 2025, representing eight- and 40-basis-point increases compared to the linked quarter and the quarter ended December 31, 2024, respectively. The yield earned on interest-earning assets was 5.76% for the quarter ended December 31, 2025, representing decreases of 13- and 15-basis points compared to the linked quarter and the quarter ended December 31, 2024, respectively. The average rate paid on total interest-bearing liabilities for the quarter ended December 31, 2025, was 2.96%, representing a reduction of 26- and 68-basis points compared to the linked quarter and the quarter ended December 31, 2024, respectively.
Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	December 31, 2025	September 30, 2025	December 31, 2024	Linked Quarter	Linked Quarter
Past due LHFI(1)	$73,601	$72,512	$42,437	$1,089	1.5%
Past due 30 to 89 days and still accruing	14,764	7,739	18,015	7,025	90.8
Allowance for loan credit losses (“ALCL”)	96,782	96,259	91,060	523	0.5
Total nonperforming LHFI	81,184	88,282	75,002	(7,098)	(8.0)
Provision (benefit) for credit losses	3,158	36,820	(5,398)	(33,662)	(91.4)
Net charge-offs (recoveries)	3,170	31,383	(560)	(28,213)	(89.9)
Credit quality ratios(2):
ALCL to nonperforming LHFI	119.21%	109.04%	121.41%	10.17%	N/A
ALCL to total LHFI	1.26	1.28	1.20	(0.02)	N/A
ALCL to total LHFI, adjusted(3)	1.34	1.35	1.25	(0.01)	N/A
Nonperforming LHFI to LHFI	1.06	1.17	0.99	(0.11)	N/A
Net charge-offs (recoveries) to total average LHFI (annualized)	0.17	1.65	(0.03)	(1.48)	N/A
___________________________
N/A = Not applicable.
(1)Past due LHFI are defined as loans 30 days or more past due and includes past due nonperforming loans.
(2)Please see the Loan Data schedule at the back of this document for additional information.
(3)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.
Our results included a credit loss provision expense of $3.2 million during the quarter ended December 31, 2025, which includes a $3.7 million provision for loan credit losses, compared to provision for loan credit losses of $35.2 million for the linked quarter. During the current quarter, a $1.1 million off-balance sheet commitment related to the Tricolor Holdings, LLC borrower fraud, which was previously disclosed in our Current Report on Form 8-K filed on September 10, 2025, was drawn and subsequently charged off. This transaction had the effect of reducing the off-balance sheet provision on Tricolor Holdings, LLC commitments from $1.5 million to $400,000 and increasing the provision for loan credit loss by the same amount, thereby resulting in a net zero impact to total provision expense. Additionally, the decrease in total credit loss provision was primarily related to the borrower fraud impacting the Tricolor Holdings, LLC loan relationship, and drove a $29.5 million increase in the total provision, consisting of a $28.1 million provision for loan credit losses and a $1.5 million provision for off-balance sheet commitments, during the linked quarter. Also contributing to the decrease in provision for loan credit losses was a $1.7 million provision for relationships impacted by the questioned banker activity first disclosed during the quarter ended June 30, 2024, which was recorded during the linked quarter. Our provision for loan credit losses, exclusive of these events, would have been $5.5 million for the quarter ended September 30, 2025, representing a $1.8 million decrease, comparing the current quarter to the linked quarter.

Total nonperforming LHFI decreased $7.1 million at December 31, 2025, when compared to September 30, 2025. The decrease was primarily due to the payoff of two loans totaling $5.8 million in the residential sector, partially offset by an increase of $2.7 million for a commercial real estate loan that is now nonperforming. Also contributing to the decrease was a charge-off during the current quarter totaling $1.7 million related to one commercial and industrial relationship. The remaining change was made up of smaller, more granular loan amounts.
Past due 30 to 89 days and still accruing increased $7.0 million at December 31, 2025, when compared to September 30, 2025, primarily due to an increase of $7.6 million in residential real estate loans. Also contributing to the increase is one commercial real estate relationship totaling $4.2 million that was current in the linked quarter. These increases were partially offset by a decrease of $2.7 million from one commercial real estate relationship that transitioned out of 30 to 89 and still accruing into nonaccrual.
Net charge-offs decreased $28.2 million for the quarter ended December 31, 2025, when compared to the quarter ended September 30, 2025, primarily due to net charge-offs of $28.4 million in the linked quarter related to the relationship with Tricolor Holdings, LLC, discussed above, for which we are pursuing all possible opportunities for recovery.
Noninterest Income
Noninterest income for the quarter ended December 31, 2025, was $16.7 million, a decrease of $9.4 million from the linked quarter, primarily driven by decreases of $7.0 million, $1.6 million and $1.3 million in changes in fair value of equity investments, other income and swap fee income, respectively. These decreases were partially offset by an increase of $1.3 million in equity method investment income.
The $7.0 million decrease in the fair value of equity method investments was driven by the additional investment in Argent Financial in the linked quarter, which increased our ownership percentage above the threshold required to implement the equity method of accounting. The equity method of accounting requires the asset be recorded at fair value immediately prior to the purchase, requiring an upward adjustment to its basis.
The $1.6 million decrease in other income was due to $2.1 million in insurance recoveries in connection with the previously disclosed questioned banker activity in the linked quarter, compared to $483,000 in insurance recoveries in the current quarter.
The $1.3 million decrease in swap fee income was primarily due to a decrease in swap volume in the current quarter when compared to the linked quarter.
The $1.3 million increase in equity method investment income (loss) was primarily driven by an increase of $753,000 in Argent equity method investment income. Also contributing to the increase was a $481,000 upward adjustment in one limited partnership investment during the current quarter.
The components of equity method investment income are as follows:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	December 31, 2025	September 30, 2025	December 31, 2024	Linked Quarter	Linked Quarter
Argent investment income	$1,980	$1,227	$—	$753	N/M
Limited partnership investment (loss) income	(121)	(677)	(62)	556	82.1%
Total equity method investment income (loss)	$1,859	$550	$(62)
___________________________
N/M = Not meaningful
Noninterest Expense
Noninterest expense for the quarter ended December 31, 2025, was $62.8 million, an increase of $795,000, or 1.3% from the linked quarter. The increase was primarily due to an increase of $1.3 million in professional services, partially offset by a decrease of $848,000 in salaries and employee benefits expense.
The $1.3 million increase in professional services was primarily driven by an increase of $590,000 in consultant expense related to technology contract renegotiations. Also contributing was a $586,000 and $129,000 increase in expense related to the previously disclosed questioned banker activity and borrower fraud, respectively.

The $848,000 decrease in salaries and employee benefits was driven by a $607,000 decrease in incentive compensation expense resulting from a downward accrual adjustment in the current quarter.
Financial Condition
Loans
•Total LHFI at December 31, 2025, were $7.67 billion, an increase of $133.8 million, or 1.8%, from $7.54 billion at September 30, 2025, and an increase of $97.2 million, or 1.3%, compared to December 31, 2024.
•Excluding MW LOC, LHFI increased $78.0 million, or 1.1%, from September 30, 2025. The increase was primarily driven by increases of $69.4 million and $17.9 million in commercial and industrial loans and owner-occupied commercial real estate loans, respectively. These increases were partially offset by a decrease of $16.1 million in single family residential real estate.
Securities
•Total securities at December 31, 2025 were $1.13 billion, an increase of $12.4 million, or 1.1%, from $1.12 billion at September 30, 2025, and an increase of $13.8 million, or 1.2%, compared to December 31, 2024.
•Accumulated other comprehensive loss, net of taxes, primarily associated with unrealized losses within the available for sale portfolio, was $54.1 million at December 31, 2025, a decrease of $7.0 million, or 11.5%, from the linked quarter and a decrease of $51.9 million, or 48.9%, from December 31, 2024.
•The weighted average effective duration for the total securities portfolio was 4.15 years as of December 31, 2025, compared to 4.31 years as of September 30, 2025.
Deposits
•Total deposits at December 31, 2025, were $8.31 billion, a decrease of $24.6 million, or 0.3%, compared to September 30, 2025, and an increase of $84.1 million, or 1.0%, from December 31, 2024. We sold $215.0 million of interest-bearing deposits on December 31, 2025, which were immediately repurchased on January 2, 2026. Excluding the impact of this sale, total deposits would have been $8.52 billion at December 31, 2025, reflecting an increase of $190.4 million, or 2.3%, compared to September 30, 2025.
•At December 31, 2025, and September 30, 2025, noninterest-bearing deposits as a percentage of total deposits were 23.8% and 24.0%, respectively. At December 31, 2024, noninterest-bearing deposits as a percentage of total deposits were 23.1%.
Subordinate debentures
•Total subordinated debentures at December 31, 2025, were $16.5 million, a decrease of $73.2 million from $89.7 million at September 30, 2025, and a decrease of $143.4 million compared to December 31, 2024.
•The decrease was due to the redemption of $74.0 million in subordinated debentures in conjunction with our Optimize Origin initiative, as forecasted in our third quarter 2025 investor presentation. We recognized $783,000 in original issue discount amortization related to the redemption during the current quarter.
Conference Call
Origin will hold a conference call to discuss its fourth quarter and full year 2025 results on Thursday, January 29, 2026, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (888) 700-7550 (U.S. Toll Free), enter Conference ID: 86485 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGIN4Q25.
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 56 locations in Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle. In addition, Origin provides a broad range of insurance agency products and services through its wholly owned insurance agency subsidiary, Forth Insurance, LLC. For more information, visit www.origin.bank and www.forthinsurance.com.
Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: PTPP earnings, PTPP ROAA, tangible book value per common share, ROATCE, and core efficiency ratio.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc’s (“Origin”, “we”, “our” or the “Company”) future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: (1) the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the impact of tariffs, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; (2) changes in benchmark interest rates and the resulting impacts on net interest income; (3) deterioration of Origin’s asset quality; (4) factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; (5) the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; (6) changes in the value of collateral securing Origin’s loans; (7) the impact of generative artificial intelligence; (8) Origin’s ability to anticipate interest rate changes and manage interest rate risk; (9) the impact of heightened regulatory requirements, reduced debit interchange and overdraft income and the possibility of facing related adverse business consequences if our total assets grow in excess of $10 billion as of December 31 of any calendar year; (10) the effectiveness of Origin’s risk management framework and quantitative models; (11) Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; (12) the impact of labor pressures; (13) changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; (14) changes in management personnel; (15) Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; (16) increasing costs as Origin grows deposits; (17) operational risks associated with Origin’s business; (18) significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; (19) increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; (20) compliance with governmental and regulatory requirements and changes in laws, rules, regulations, interpretations or policies relating to financial institutions; (21) periodic changes to the extensive body of accounting rules and best practices; (22) further government intervention in the U.S. financial system; (23) a deterioration of the credit rating for U.S. long-term sovereign debt; (24) Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; (25) natural disasters and other adverse weather events, pandemics, acts of terrorism, war, and other matters beyond Origin’s control; (26) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (27) fraud or misconduct by internal or external actors (including Origin employees); (28) cybersecurity threats or security breaches and the cost of defending against them; (29) Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and (30) potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent and future Annual Reports on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
This press release contains projected financial information with respect to Origin, including with respect to certain goals and strategic initiatives of Origin and the anticipated benefits thereof. This projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to significant business, economic (including interest rate), competitive, and other risks and uncertainties. Actual results may differ materially from the results contemplated by the projected financial information contained herein and the inclusion of such projected financial information in this release should not be regarded as a representation by any person that such actions will be taken or accomplished or that the results reflected in such projected financial information with respect thereto will be achieved.

Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank
Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$86,694	$83,704	$82,136	$78,459	$78,349
Provision (benefit) for credit losses	3,158	36,820	2,862	3,444	(5,398)
Noninterest income (loss)	16,736	26,128	1,368	15,602	(330)
Noninterest expense	62,823	62,028	61,983	62,068	65,422
Income before income tax expense	37,449	10,984	18,659	28,549	17,995
Income tax expense	7,933	2,361	4,012	6,138	3,725
Net income	$29,516	$8,623	$14,647	$22,411	$14,270
PTPP earnings(1)	$40,607	$47,804	$21,521	$31,993	$12,597
Basic earnings per common share	0.95	0.28	0.47	0.72	0.46
Diluted earnings per common share	0.95	0.27	0.47	0.71	0.46
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,964,128	31,183,092	31,192,622	31,205,752	31,155,486
Weighted average common shares outstanding - diluted	31,168,548	31,363,571	31,327,818	31,412,010	31,308,805

Balance sheet data
Total LHFI	$7,670,917	$7,537,099	$7,684,446	$7,585,526	$7,573,713
Total LHFI excluding MW LOC	7,142,136	7,064,131	7,109,698	7,181,395	7,224,632
Total assets	9,724,722	9,791,306	9,678,158	9,750,372	9,678,702
Total deposits	8,307,247	8,331,830	8,123,036	8,338,412	8,223,120
Total stockholders’ equity	1,246,685	1,214,756	1,205,769	1,180,177	1,145,245

Performance metrics and capital ratios
Yield on LHFI	6.22%	6.33%	6.33%	6.33%	6.47%
Yield on interest-earnings assets	5.76	5.89	5.87	5.79	5.91
Cost of interest-bearing deposits	2.90	3.20	3.20	3.23	3.61
Cost of total deposits	2.20	2.46	2.47	2.52	2.79
NIM - fully tax equivalent ("FTE")	3.73	3.65	3.61	3.44	3.33
Return on average assets (annualized) ("ROAA")	1.19	0.35	0.60	0.93	0.57
PTPP ROAA (annualized)(1)	1.64	1.95	0.89	1.32	0.50
Return on average stockholders’ equity (annualized) ("ROAE")	9.50	2.79	4.94	7.79	4.94
Return on average tangible common equity (annualized) ("ROATCE")(1)	10.95	3.22	5.74	9.09	5.78
Book value per common share	$40.28	$39.23	$38.62	$37.77	$36.71
Tangible book value per common share (1)	35.04	33.95	33.33	32.43	31.38
Efficiency ratio(2)	60.74%	56.48%	74.23%	65.99%	83.85%
Core efficiency ratio(1)	59.77	54.70	73.77	65.33	82.79
Common equity tier 1 to risk-weighted assets(3)	13.53	13.59	13.47	13.57	13.32
Tier 1 capital to risk-weighted assets(3)	13.72	13.79	13.67	13.77	13.52
Total capital to risk-weighted assets(3)	14.91	15.90	15.68	15.81	16.44
Tier 1 leverage ratio(3)	11.86	11.69	11.70	11.47	11.08
__________________________
(1)PTPP earnings, PTPP ROAA, tangible book value per common share, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(3)Ratios are calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board. December 31, 2025 ratios are estimated.

Origin Bancorp, Inc.
Selected Year-To-Date Financial Data
(Unaudited)

	Years Ended December 31,
(Dollars in thousands, except per share amounts)	2025	2024

Income statement and share amounts
Net interest income	$330,993	$300,366
Provision for credit losses	46,284	7,448
Noninterest income	59,834	55,379
Noninterest expense	248,902	251,038
Income before income tax expense	95,641	97,259
Income tax expense	20,444	20,767
Net income	$75,197	$76,492
PTPP earnings(1)	$141,925	$104,707
Basic earnings per common share	2.42	2.46
Diluted earnings per common share	2.40	2.45
Dividends declared per common share	0.60	0.60
Weighted average common shares outstanding - basic	31,135,865	31,077,767
Weighted average common shares outstanding - diluted	31,333,463	31,201,863

Performance metrics
Yield on LHFI	6.30%	6.58%
Yield on interest-earning assets	5.83	6.01
Cost of interest-bearing deposits	3.13	3.86
Cost of total deposits	2.41	3.00
NIM-FTE	3.61	3.22
ROAA	0.77	0.77
PTPP ROAA (1)	1.45	1.05
ROAE	6.24	6.92
ROATCE (1)	7.23	8.18
Efficiency ratio(2)	63.69	70.57
Core efficiency ratio(1)	62.55	69.77
____________________________
(1)PTPP earnings, PTPP ROAA, ROATCE, and core efficiency ratio are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$119,282	$120,096	$121,239	$117,075	$127,021
Investment securities-taxable	8,991	8,767	7,692	8,076	6,651
Investment securities-nontaxable	1,487	1,523	1,425	968	964
Interest and dividend income on assets held in other financial institutions	4,884	5,753	4,281	6,424	5,197
Total interest and dividend income	134,644	136,139	134,637	132,543	139,833
Interest expense
Interest-bearing deposits	46,510	51,026	50,152	51,779	59,511
FHLB advances and other borrowings	102	273	1,216	96	88
Subordinated indebtedness	1,338	1,136	1,133	2,209	1,885
Total interest expense	47,950	52,435	52,501	54,084	61,484
Net interest income	86,694	83,704	82,136	78,459	78,349
Provision (benefit) for credit losses	3,158	36,820	2,862	3,444	(5,398)
Net interest income after provision (benefit) for credit losses	83,536	46,884	79,274	75,015	83,747
Noninterest income
Insurance commission and fee income	5,931	6,598	6,661	7,927	5,441
Service charges and fees	5,043	4,965	4,927	4,716	4,801
Other fee income	2,128	2,262	2,809	2,301	2,152
Mortgage banking revenue	680	726	1,369	915	1,151
Swap fee income	58	1,387	1,435	533	116
(Loss) gain on sales of securities, net	—	—	(14,448)	—	(14,617)
Change in fair value of equity investments	—	6,972	—	—	—
Equity method investment income (loss)	1,859	550	(1,909)	(1,692)	(62)
Other income	1,037	2,668	524	902	688
Total noninterest income (loss)	16,736	26,128	1,368	15,602	(330)
Noninterest expense
Salaries and employee benefits	37,015	37,863	38,280	37,731	36,405
Occupancy and equipment, net	6,961	7,079	7,187	8,544	7,913
Data processing	3,672	3,526	3,432	2,957	3,414
Office and operations	3,243	3,184	3,337	2,972	2,883
Intangible asset amortization	1,499	1,583	1,768	1,761	1,800
Regulatory assessments	1,528	1,269	1,345	1,392	1,535
Advertising and marketing	1,746	1,524	1,158	1,133	1,929
Professional services	2,703	1,395	1,285	1,250	2,064
Electronic banking	1,545	1,470	1,359	1,354	1,377
Loan-related expenses	787	979	669	599	431
Bank share tax expense	469	686	688	675	884
Other expenses	1,655	1,470	1,475	1,700	4,787
Total noninterest expense	62,823	62,028	61,983	62,068	65,422
Income before income tax expense	37,449	10,984	18,659	28,549	17,995
Income tax expense	7,933	2,361	4,012	6,138	3,725
Net income	$29,516	$8,623	$14,647	$22,411	$14,270

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$73,122	$94,062	$113,918	$112,888	$132,991
Interest-bearing deposits in banks	351,095	532,847	220,193	373,314	337,258
Total cash and cash equivalents	424,217	626,909	334,111	486,202	470,249
Securities:
AFS	1,117,176	1,104,789	1,126,721	1,161,368	1,102,528
Held to maturity, net of allowance for credit losses	10,559	10,559	11,093	11,094	11,095
Securities carried at fair value through income	6,215	6,203	6,218	6,512	6,512
Total securities	1,133,950	1,121,551	1,144,032	1,178,974	1,120,135
Non-marketable equity securities held in other financial institutions	31,069	31,041	75,181	71,754	71,643
Equity method investments	67,502	65,643	15,863	18,228	18,971
Loans held for sale	1,032	312	8,878	10,191	10,494
LHFI	7,670,917	7,537,099	7,684,446	7,585,526	7,573,713
Less: ALCL	96,782	96,259	92,426	92,011	91,060
LHFI, net of ALCL	7,574,135	7,440,840	7,592,020	7,493,515	7,482,653
Premises and equipment, net	124,249	122,899	122,618	123,847	126,620
Cash surrender value of bank-owned life insurance	41,726	41,478	41,265	41,021	40,840
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	33,362	34,861	36,444	38,212	37,473
Accrued interest receivable and other assets	164,801	177,093	179,067	159,749	170,945
Total assets	$9,724,722	$9,791,306	$9,678,158	$9,750,372	$9,678,702
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$1,979,875	$2,000,324	$1,841,684	$1,888,808	$1,900,651
Interest-bearing deposits excluding brokered interest-bearing deposits, if any	5,497,920	5,516,821	5,450,710	5,536,636	5,301,243
Time deposits	829,452	814,685	805,642	862,968	941,000
Brokered deposits	—	—	25,000	50,000	80,226
Total deposits	8,307,247	8,331,830	8,123,036	8,338,412	8,223,120
FHLB advances and other borrowings	19,050	12,790	127,843	12,488	12,460
Subordinated indebtedness	16,544	89,715	89,657	89,599	159,943
Accrued expenses and other liabilities	135,196	142,215	131,853	129,696	137,934
Total liabilities	8,478,037	8,576,550	8,472,389	8,570,195	8,533,457
Stockholders’ equity:
Common stock	154,762	154,839	156,124	156,220	155,988
Additional paid-in capital	533,541	532,975	537,819	538,790	537,366
Retained earnings	612,523	588,106	585,387	575,578	557,920
Accumulated other comprehensive loss	(54,141)	(61,164)	(73,561)	(90,411)	(106,029)
Total stockholders’ equity	1,246,685	1,214,756	1,205,769	1,180,177	1,145,245
Total liabilities and stockholders’ equity	$9,724,722	$9,791,306	$9,678,158	$9,750,372	$9,678,702

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

LHFI	(Dollars in thousands)
Owner-occupied commercial real estate	$1,004,801	$986,859	$972,788	$937,985	$975,947
Non-owner-occupied commercial real estate	1,519,104	1,520,020	1,455,771	1,445,864	1,501,484
Construction/land/land development	611,220	615,778	653,748	798,609	864,011
Residential real estate - single family	1,444,611	1,460,696	1,465,535	1,465,192	1,432,129
Multi-family real estate	553,149	540,601	529,899	489,765	425,460
Total real estate loans	5,132,885	5,123,954	5,077,741	5,137,415	5,199,031
Commercial and industrial	1,989,218	1,919,782	2,011,178	2,022,085	2,002,634
MW LOC	528,781	472,968	574,748	404,131	349,081
Consumer	20,033	20,395	20,779	21,895	22,967
Total LHFI	7,670,917	7,537,099	7,684,446	7,585,526	7,573,713
Less: ALCL	96,782	96,259	92,426	92,011	91,060
LHFI, net	$7,574,135	$7,440,840	$7,592,020	$7,493,515	$7,482,653

Nonperforming assets(1)
Nonperforming LHFI
Commercial real estate	$13,212	$11,736	$12,814	$5,465	$4,974
Construction/land/land development	16,388	17,047	17,720	17,694	18,505
Residential real estate(2)	39,480	44,368	37,996	40,749	36,221
Commercial and industrial	11,919	15,043	16,655	17,325	15,120
Consumer	185	88	130	135	182
Total nonperforming LHFI	81,184	88,282	85,315	81,368	75,002
Other real estate owned/repossessed assets	694	577	1,991	1,990	3,635
Total nonperforming assets	$81,878	$88,859	$87,306	$83,358	$78,637
Classified assets	$148,322	$138,910	$129,628	$129,666	$122,417
Past due LHFI(3)	73,601	72,512	67,626	72,774	42,437
Past due 30 to 89 days and still accruing	14,764	7,739	12,495	42,587	18,015

Allowance for loan credit losses
Balance at beginning of period	$96,259	$92,426	$92,011	$91,060	$95,989
Provision (benefit) for loan credit losses	3,693	35,216	2,715	3,679	(5,489)
Loans charged off	4,328	32,206	3,700	4,848	2,025
Loan recoveries	1,158	823	1,400	2,120	2,585
Net charge-offs (recoveries)	3,170	31,383	2,300	2,728	(560)
Balance at end of period	$96,782	$96,259	$92,426	$92,011	$91,060

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Credit quality ratios
Total nonperforming assets to total assets	0.84%	0.91%	0.90%	0.85%	0.81%
Total nonperforming assets to loans & OREO	1.07	1.18	1.14	1.10	1.04
Nonperforming LHFI to LHFI	1.06	1.17	1.11	1.07	0.99
Past due LHFI to LHFI	0.96	0.96	0.88	0.96	0.56
Past due 30 to 89 days and still accruing to LHFI	0.19	0.10	0.16	0.56	0.24
ALCL to nonperforming LHFI	119.21	109.04	108.33	113.08	121.41
ALCL to total LHFI	1.26	1.28	1.20	1.21	1.20
ALCL to total LHFI, adjusted(4)	1.34	1.35	1.29	1.28	1.25
Net charge-offs (recoveries) to total average LHFI (annualized)	0.17	1.65	0.12	0.15	(0.03)
____________________________
(1)Nonperforming assets consist of nonperforming/nonaccrual loans and property acquired through foreclosures or repossession, as well as bank-owned property not in use and listed for sale, if any.
(2)Includes multi-family real estate.
(3)Past due LHFI are defined as loans 30 days or more past due and includes past due nonperforming loans.
(4)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for MW LOC loans from the total LHFI ALCL in the numerator and excluding the MW LOC loans from the LHFI in the denominator. Due to their low-risk profile, MW LOC loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Income/Expense	Yield/Rate	Average Balance	Income/Expense	Yield/Rate	Average Balance	Income/Expense	Yield/Rate

Assets	(Dollars in thousands)
Commercial real estate	$2,523,465	$37,165	5.84%	$2,450,148	$36,101	5.85%	$2,499,279	$37,031	5.89%
Construction/land/land development	607,799	10,563	6.89	644,455	11,454	7.05	936,134	16,278	6.92
Residential real estate(1)	2,017,441	28,921	5.69	1,992,766	28,432	5.66	1,847,399	25,547	5.50
Commercial and industrial ("C&I")	1,986,638	34,505	6.89	1,994,755	36,283	7.22	2,028,290	39,135	7.68
MW LOC	455,244	7,723	6.73	420,848	7,393	6.97	459,716	8,393	7.26
Consumer	20,746	374	7.15	20,652	385	7.40	23,393	449	7.64
LHFI	7,611,333	119,251	6.22	7,523,624	120,048	6.33	7,794,211	126,833	6.47
Loans held for sale	1,639	31	7.50	2,918	48	6.53	10,981	188	6.81
Loans receivable	7,612,972	119,282	6.22	7,526,542	120,096	6.33	7,805,192	127,021	6.47
Investment securities-taxable	1,019,830	8,991	3.50	951,758	8,767	3.65	1,002,216	6,651	2.64
Investment securities-nontaxable	180,862	1,487	3.26	176,051	1,523	3.43	149,307	964	2.57
Non-marketable equity securities held in other financial institutions	31,228	449	5.70	34,652	542	6.21	69,070	482	2.78
Interest-earning balances due from banks	435,241	4,435	4.04	473,352	5,211	4.37	394,790	4,715	4.75
Total interest-earning assets	9,280,133	134,644	5.76	9,162,355	136,139	5.89	9,420,575	139,833	5.91
Noninterest-earning assets	549,619			565,059			557,968
Total assets	$9,829,752	$134,644		$9,727,414	$136,139		$9,978,543	$139,833

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$5,557,057	$39,758	2.84%	$5,511,452	$44,059	3.17%	$5,341,028	$46,711	3.48%
Time deposits	812,766	6,752	3.30	819,692	6,967	3.37	1,213,565	12,800	4.20
Total interest-bearing deposits	6,369,823	46,510	2.90	6,331,144	51,026	3.20	6,554,593	59,511	3.61
FHLB advances and other borrowings	15,155	102	2.67	30,702	273	3.53	12,698	88	2.76
Subordinated indebtedness	42,641	1,338	12.45	89,692	1,136	5.02	159,910	1,885	4.69
Total interest-bearing liabilities	6,427,619	47,950	2.96	6,451,538	52,435	3.22	6,727,201	61,484	3.64
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,002,102			1,901,116			1,940,689
Other liabilities	167,153			147,329			161,425
Total liabilities	8,596,874			8,499,983			8,829,315
Stockholders’ Equity	1,232,878			1,227,431			1,149,228
Total liabilities and stockholders’ equity	$9,829,752			$9,727,414			$9,978,543
Net interest spread			2.80%			2.67%			2.27%
NIM		$86,694	3.71		$83,704	3.62		$78,349	3.31
NIM-FTE(2)		$87,210	3.73		$84,230	3.65		$78,766	3.33
____________________________
(1)Includes multi-family real estate.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.

Origin Bancorp, Inc.
Notable Items
(Unaudited)

	At and For the Three Months Ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal related to borrower fraud	$—	$—	$(206)	$(0.01)	$—	$—	$—	$—	$—	$—
Notable interest expense items:
OID amortization - subordinated debenture redemption	(783)	(0.02)	—	—	—	—	(681)	(0.02)	—	—
Notable provision expense items:
Provision (expense) release on relationships related to or impacted by questioned banker activity	(10)	—	(1,670)	(0.04)	—	—	375	0.01	3,212	0.08
Provision expense related to borrower fraud	(13)	—	(29,545)	(0.74)	—	—	—	—	—	—
Notable noninterest income items(2):
(Loss) gain on sales of securities, net	—	—	—	—	(14,448)	(0.36)	—	—	(14,617)	(0.37)
Positive valuation adjustment on non-marketable equity securities	—	—	6,972	0.18	—	—	—	—	—	—
Net (loss) gain on OREO properties(2)	—	—	—	—	(158)	—	(212)	(0.01)	198	—
BOLI payout	—	—	—	—	—	—	208	0.01	—	—
Insurance recovery income related to questioned banker activity	483	0.01	2,077	0.05	—	—	—	—	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity	(698)	(0.02)	(112)	—	(530)	(0.01)	(543)	(0.01)	(4,069)	(0.10)
Operating expense related to strategic Optimize Origin initiatives(3)	(51)	—	(577)	(0.01)	(428)	(0.01)	(1,615)	(0.04)	(1,121)	(0.03)
Operating expense related to borrower fraud	(587)	(0.01)	(285)	(0.01)	—	—	—	—	—	—
Employee Retention Credit	—	—	—	—	—	—	213	0.01	1,651	0.04
Total notable items	$(1,659)	(0.04)	$(23,346)	(0.59)	$(15,564)	(0.39)	$(2,255)	(0.06)	$(14,746)	(0.37)

Origin Bancorp, Inc.
Notable Items - Continued
(Unaudited)
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.
(2)The $158,000 net loss on OREO properties for the quarter ended June 30, 2025, includes an $8,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and $3,000 in repair costs that was included in noninterest expense. The $212,000 net loss on OREO properties for the quarter ended March 31, 2025, includes a $444,000 expected insurance settlement recovery that was included in noninterest income on the face of the income statement, and a $148,000 repair cost that was included in noninterest expense.
(3)The $51,000 operating expense related to strategic Optimize Origin initiatives for the quarter ended December 31, 2025, includes sub-lease income of $40,000 that was included in noninterest income on the face of the income statement. The $577,000 operating expense related to strategic Optimize Origin initiatives for the quarter ended September 30, 2025, includes sub-lease income of $27,000 that was included in noninterest income on the face of the income statement.

Origin Bancorp, Inc.
Notable Items - Continued
(Unaudited)

	Years Ended December 31,
	2025		2024
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal on relationships impacted by questioned banker activity	$—	$—	$(1,206)	$(0.03)
Interest income reversal related to borrower fraud	(206)	(0.01)	—	—
Notable interest expense items:
OID amortization - subordinated debenture redemption	(1,464)	(0.04)	—	—
Notable provision expense items:
Provision expense on relationships related to or impacted by questioned banker activity	(1,305)	(0.03)	(4,131)	(0.10)
Provision expense related to borrower fraud	(29,558)	(0.75)	—	—
Notable noninterest income items:
MSR gain	—	—	410	0.01
Loss on sales of securities, net	(14,448)	(0.36)	(14,799)	(0.37)
Gain on sub-debt repurchase	—	—	81	—
Positive valuation adjustment on non-marketable equity securities	6,972	0.18	5,188	0.13
Net (loss) gain on OREO properties (2)	(370)	(0.01)	998	0.03
BOLI payout	208	0.01	—	—
Insurance recovery income related to questioned banker activity	2,560	0.06	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity	(1,883)	(0.05)	(6,369)	(0.16)
Operating expense related to strategic Optimize Origin initiatives(3)	(2,671)	(0.07)	(1,121)	(0.03)
Operating expense related to borrower fraud	(872)	(0.02)	—	—
Employee Retention Credit	213	0.01	1,651	0.04
Total notable items	$(42,824)	(1.08)	$(19,298)	(0.49)
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.
(2)The $370,000 net loss on OREO properties for the year ended December 31, 2025, includes a $452,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and a $151,000 repair cost that was included in noninterest expense.
(3)The $2.7 million operating expense related to strategic Optimize Origin initiatives for the year ended December 31, 2025, includes sub-lease income of $67,000 that was included in noninterest income on the face of the income statement.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$29,516	$8,623	$14,647	$22,411	$14,270
Provision (benefit) for credit losses	3,158	36,820	2,862	3,444	(5,398)
Income tax expense	7,933	2,361	4,012	6,138	3,725
PTPP earnings (non-GAAP)	$40,607	$47,804	$21,521	$31,993	$12,597

Calculation of PTPP ROAA:
PTPP earnings	$40,607	$47,804	$21,521	$31,993	$12,597
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by the number of days in the year	365	365	365	365	366
PTPP earnings, annualized	$161,104	$189,657	$86,320	$129,749	$50,114
Divided by total average assets	9,829,752	9,727,414	9,715,923	9,808,215	9,978,543
ROAA (annualized) (GAAP)	1.19%	0.35%	0.60%	0.93%	0.57%
PTPP ROAA (annualized) (non-GAAP)	1.64	1.95	0.89	1.32	0.50

Calculation of tangible book value per common share:
Total common stockholders’ equity	$1,246,685	$1,214,756	$1,205,769	$1,180,177	$1,145,245
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(33,362)	(34,861)	(36,444)	(38,212)	(37,473)
Tangible common equity	1,084,644	1,051,216	1,040,646	1,013,286	979,093
Divided by common shares outstanding at the end of the period	30,952,428	30,967,768	31,224,718	31,244,006	31,197,574
Book value per common share (GAAP)	$40.28	$39.23	$38.62	$37.77	$36.71
Tangible book value per common share (non-GAAP)	35.04	33.95	33.33	32.43	31.38

Calculation of ROATCE:
Net income	$29,516	$8,623	$14,647	$22,411	$14,270
Divided by number of days in the quarter	92	92	91	90	92
Multiplied by number of days in the year	365	365	365	365	366
Annualized net income	$117,102	$34,211	$58,749	$90,889	$56,770

Total average common stockholders’ equity	$1,232,878	$1,227,431	$1,190,331	$1,166,749	$1,149,228
Average goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Average other intangible assets, net	(34,293)	(35,741)	(37,459)	(38,254)	(38,646)
Average tangible common equity	1,069,906	1,063,011	1,024,193	999,816	981,903

ROAE (annualized) (GAAP)	9.50%	2.79%	4.94%	7.79%	4.94%
ROATCE (annualized) (non-GAAP)	10.95	3.22	5.74	9.09	5.78

Origin Bancorp, Inc.
Non-GAAP Financial Measures- Continued
(Unaudited)

	At and For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

	(Dollars in thousands, except per share amounts)
Calculation of core efficiency ratio:
Total noninterest expense	$62,823	$62,028	$61,983	$62,068	$65,422
Insurance and mortgage noninterest expense	(6,644)	(7,532)	(8,460)	(8,230)	(8,497)
Adjusted total noninterest expense	56,179	54,496	53,523	53,838	56,925

Net interest income	$86,694	$83,704	$82,136	$78,459	$78,349
Insurance and mortgage net interest income	(2,820)	(2,885)	(2,924)	(2,815)	(2,666)
Total noninterest income	16,736	26,128	1,368	15,602	(330)
Insurance and mortgage noninterest income	(6,611)	(7,324)	(8,030)	(8,842)	(6,592)
Adjusted total revenue	93,999	99,623	72,550	82,404	68,761

Efficiency ratio (GAAP)	60.74%	56.48%	74.23%	65.99%	83.85%
Core efficiency ratio (non-GAAP)	59.77	54.70	73.77	65.33	82.79

Origin Bancorp, Inc.
Non-GAAP Financial Measures - Continued
(Unaudited)

	Years Ended December 31,
	2025	2024

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$75,197	$76,492
Provision for credit losses	46,284	7,448
Income tax expense	20,444	20,767
PTPP earnings (non-GAAP)	$141,925	$104,707

Calculation of PTPP ROAA:
PTPP Earnings	$141,925	$104,707
Divided by total average assets	9,770,267	9,958,590
ROAA (GAAP)	0.77%	0.77%
PTPP ROAA (non-GAAP)	1.45	1.05

Calculation of ROATCE:
Net income	$75,197	$76,492

Total average common stockholders’ equity	$1,204,592	$1,105,650
Average goodwill	(128,679)	(128,679)
Average other intangible assets, net	(36,424)	(41,588)
Average tangible common equity	1,039,489	935,383

ROAE (GAAP)	6.24%	6.92%
ROATCE (non-GAAP)	7.23	8.18

Calculation of core efficiency ratio:
Total noninterest expense	$248,902	$251,038
Insurance and mortgage noninterest expense	(30,866)	(33,392)
Adjusted total noninterest expense	218,036	217,646

Net interest income	$330,993	$300,366
Insurance and mortgage net interest income	(11,444)	(10,446)
Total noninterest income	59,834	55,379
Insurance and mortgage noninterest income	(30,807)	(33,339)
Adjusted total revenue	348,576	311,960

Efficiency ratio (non-GAAP)	63.69%	70.57%
Core efficiency ratio (non-GAAP)	62.55	69.77